EXHIBIT 10.13

FIRST AMENDMENT
TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "Amendment") dated as of December 13, 2002, is made between THE EXPLORATION COMPANY OF DELAWARE, INC., a Delaware corporation ("Borrower"), and HIBERNIA NATIONAL BANK, a national banking association ("Lender") who agree as follows:

RECITALS

A.  The Borrower and the Lender entered into that certain Loan Agreement dated as of March 4, 2002 (the "Loan Agreement"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings indicated in the Loan Agreement.

B. The Borrower and the Lender desire to alter the Borrowing Base of the Loan, and otherwise to provide with respect to the Loan.

AGREEMENT

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and the loans and extensions of credit heretofore, now or hereafter made to the Borrower by the Lender, the parties hereto hereby agree as follows:

ARTICLE 1.
AMENDMENTS

1.1 The Borrower and the Lender hereby amend Section 2.4 (Prepayment) of the Loan Agreement by adding a new Subsection 2.4(c), to read in its entirety as follows:

(c)

As part of a Borrowing Base redetermination, the Lender may include as part of the Borrowing Base an automatic reduction schedule, monthly or quarterly, in an amount determined by the Lender in its sole discretion, but based upon the Lender's customary standards and practices from time to time in effect with respect to secured oil and gas property lines of credit. Such automatic reductions, each in the amounts so determined and so scheduled (each a "Periodic Reduction"), shall cause an automatic reduction to the Borrowing Base on the dates set in the schedule so determined by the Lender. Each reduction to the Borrowing Base by a Periodic Reduction shall be permanent, subject to any increase agreed to as part of a subsequent Borrowing Base redetermination. As part of the notification by the Lender to the Borrower of the result of a Borrowing Base redetermination, the Lender shall notify the Borrower of the terms and schedule of any Periodic Reductions included therein. Notwithstanding the foregoing provisions of Subsection 2.4(b), the Borrower shall pay the amount of any Loan Excess that results from the application of each Periodic Reduction to the Borrowing Base on the day that such Periodic Reduction takes effect. The Borrowers specifically acknowledges that the thirty (30) day grace period set forth in Subsection 2.4(b) pertaining to a Loan Excess resulting from a Borrowing Base redetermination is not applicable to any failure to make such mandatory prepayment triggered by a Loan Excess due to a Periodic Reduction as provided in this Subsection 2.4(c).

1.2 The Borrower and the Lender hereby amend Subsection 8.1(a) of the Loan Agreement, by adding the words "or Subsection 2.4(c)" to the end of clause (y) of Subsection 8.1(a).

1.3  The Borrower and the Lender acknowledge and agree that in accordance with the Loan Agreement, periodic changes in the Borrowing Base and the Amount (and hence the Commitment Limit) may be made, without need of formal amendment to the Loan Agreement (but nonetheless evidenced in writing). For the avoidance of doubt, the Borrower and the Lender agree that as of the time of this Amendment, the Amount has been increased to thirteen million ($13,000,000.00) dollars (having been previously increased from the Amount on the Closing Date of $5,000,000.00 to $10,000,000.00 previously). Furthermore, as of the time of this Amendment, the Borrowing Base has been increased to thirteen million ($13,000,000.00) dollars. As part of that increase to and redetermination of the Borrowing Base, the Borrower acknowledges and agrees that the Lender has established Periodic Reductions to the Borrowing Base in the amounts of $1,000,000.00 on December 31, 2002, and $1,000,000.00 on March 31, 2003.

ARTICLE 2.
ACKNOWLEDGMENT OF COLLATERAL

2.1 The Borrower hereby specifically reaffirms all of the Collateral Documents.

ARTICLE 3.
MISCELLANEOUS

3.1  The Borrower represents and warrants to the Lender (which representations and warranties will survive the execution of this Amendment) that (i) all representations and warranties contained in the Loan Agreement and the Collateral Documents are true and correct on and as of the date hereof as though made on and as of such date, (ii) no event has occurred and is continuing as of the date hereof which constitutes a Default or Event of Default, (iii) there has not occurred any material adverse change in the Collateral or other assets, liabilities, financial condition, business operations, affairs or circumstances of the Borrower or any other facts, circumstances or conditions (financial or otherwise) upon which the Lender has relied or utilized in making its decision to enter into this Amendment, and (iv) there is no defense, offset, compensation, counterclaim or reconventional demand with respect to amounts due under, or performance of, the terms of the Note. To the extent any such defense, offset, compensation, counterclaim or reconventional demand or other causes of action by the Borrower against the Lender might exist, whether known or unknown, such items are hereby waived by the Borrower.

3.2  Subject to the specific amendment set forth in paragraphs 1.1 and 1.2 of this Amendment and the other provisions contained in this Amendment, all terms and provisions of the Loan Agreement and of the Note are hereby ratified and confirmed, and shall be and remain in full force and effect, enforceable in accordance with their terms.

3.3  The Borrower agrees to pay on demand all reasonable expenses of Lender in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and expenses of counsel for Lender). In addition, the Borrower shall pay any and all stamp or other taxes, recordation fees and other fees payable in connection with the execution, delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder and agrees to hold the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission in paying such taxes or fees.

3.4 THIS AMENDMENT, AND THE NOTE AS AMENDED, ARE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF LOUISIANA.

3.5  The Borrower and the Lender agree that this Amendment may be executed in multiple separate counterparts, and each party's signature may appear on a separate counterpart, but all such counterparts taken together shall constitute one and the same instrument. The parties specifically confirm their intent to be bound by delivery of such signed counterparts by telecopier.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

BORROWER: THE EXPLORATION COMPANY OF DELAWARE, INC.

By: /s/ Roberto R. Thomae
Name: Roberto R. Thomae
Title: Chief Financial Officer

LENDER: HIBERNIA NATIONAL BANK

By: /s/ Nancy G. Moragas
Name: Nancy G. Moragas
Title: Vice President